                            AMERICAN CONSUMERS, INC.
                          NET INCOME PER COMMON SHARE
                                   EXHIBIT 11

                                                        THIRTEEN WEEKS ENDED
                                                      ------------------------
                                                       AUGUST 30,   AUGUST 31,
                                                          1997         1996
                                                      -----------  -----------
Net income for computing earnings per common share... $    27,349  $    53,601
                                                      -----------  -----------
                                                      -----------  -----------
Weighted average number of common shares
  outstanding during each period.....................     921,507      924,653
                                                      -----------  -----------
                                                      -----------  -----------
Net income per common share..........................   $   0.030    $   0.058
                                                      -----------  -----------
                                                      -----------  -----------

                                       (11)                PAGE 11 OF 11 PAGES